News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	July 28, 2015
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Second Quarter Ended June 30, 2015 and Increases Quarterly Common Dividend by 20.0% to $0.60 Per Share

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the second quarter ended June 30, 2015.

Funds from operations (“FFO”) were $41.2 million, or $1.20 per share for the three months ended June 30, 2015, an increase of $389,000 from the three months ended June 30, 2014 of $40.8 million, or $1.19 per share.  FFO was $80.2 million, or $2.33 per share for the six months ended June 30, 2015, a decrease of $1.8 million from the six months ended June 30, 2014 of $81.9 million, or $2.39 per share. The three month increase in FFO was primarily the result of a  $4.4 million increase in net operating income (“NOI”) resulting from both the Same Park and Non-Same Park portfolios.  These increases were partially offset by a decrease in NOI from assets sold.  The six month decrease in FFO was  due to a decrease in NOI from assets sold partially offset by higher NOI from both the Same Park and Non-Same Park portfolios.

Same Park NOI increased $2.4 million, or 4.2%, for the three months ended June 30, 2015 and $4.0 million, or 3.6%, for the six months ended June 30, 2015 compared to the same periods in 2014.  Same Park rental income increased $3.0 million, or 3.6%,  from $83.0 million for the three months ended June 30, 2014 to $86.0 million for the three months ended June 30, 2015.  Same Park rental income increased $4.2 million, or 2.5%, from $167.0 million for the six months ended June 30, 2014 to $171.2 million for the six months ended June 30, 2015.  The three and six month increases were primarily a result of increases in occupancy and rental rates.

Non-Same Park NOI increased $2.0 million, or 121.5%, for the three months ended June 30, 2015 and $3.1 million, or 78.5%, for the six months ended June 30, 2015 compared to the same periods in 2014 as a result of an increase in occupancy and the acquisition of additional parks during the latter half of 2014.

Net income allocable to common shareholders increased $1.3 million, or 13.3%, from $9.8 million, or $0.36 per share, for the three months ended June 30, 2014 to $11.1 million, or $0.41 per share, for the three months ended June 30, 2015. The increase was primarily the result of a decrease in depreciation of $1.3 million.  Net income allocable to common shareholders increased $11.1 million, or 56.3%, from $19.8 million, or $0.73 per share, for the six months ended June 30, 2014 to $30.9 million, or $1.14 per share, for the six months ended June 30, 2015.  The increase was primarily due to the gain on sale of real estate facilities of $12.5 million and an increase in NOI from both the Same Park and Non-Same Park portfolios of $7.2 million offset by a decrease in NOI from assets sold.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”).  The Same Park portfolio includes all operating properties owned or acquired prior to January 1, 2013  (excluding 390,000 square feet of assets held for sale as of June 30, 2015). Operating properties that the Company acquired subsequent to January 1, 2013 are referred to as “Non-Same Park.” For the three and six months ended June 30, 2015 and 2014, the Same Park facilities constitute 25.8 million rentable square feet, representing 90.8% of the 28.4 million square feet in the Company’s total portfolio as of June 30, 2015.

The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2015 and 2014 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2015	2014	Change	2015	2014	Change
Rental income:
Same Park (25.8 million rentable square feet)	$85,970	$83,018	3.6%	$171,189	$167,039	2.5%
Non-Same Park (2.2 million rentable square feet)	6,000	3,544	69.3%	11,708	7,494	56.2%
Total rental income	91,970	86,562	6.2%	182,897	174,533	4.8%
Cost of operations:
Same Park	26,585	26,028	2.1%	54,700	54,561	0.3%
Non-Same Park	2,266	1,858	22.0%	4,553	3,485	30.6%
Total cost of operations	28,851	27,886	3.5%	59,253	58,046	2.1%
Net operating income (1):
Same Park	59,385	56,990	4.2%	116,489	112,478	3.6%
Non-Same Park	3,734	1,686	121.5%	7,155	4,009	78.5%
Total net operating income	63,119	58,676	7.6%	123,644	116,487	6.1%
Other:
Net operating income from assets held for sale or sold (2)	551	4,631	(88.1%)	1,327	9,026	(85.3%)
LTEIP amortization (3):
Cost of operations	(779)	(856)	(9.0%)	(1,511)	(1,185)	27.5%
General and administrative	(1,642)	(1,518)	8.2%	(3,000)	(2,047)	46.6%
Facility management fees	133	165	(19.4%)	280	331	(15.4%)
Other income and expense	(3,193)	(3,308)	(3.5%)	(6,409)	(6,622)	(3.2%)
Depreciation and amortization	(27,025)	(28,295)	(4.5%)	(53,258)	(56,736)	(6.1%)
General and administrative	(1,855)	(1,845)	0.5%	(3,896)	(3,803)	2.4%
Gain on sale of real estate facilities	—	—	0.0%	12,487	—	100.0%
Net income	$29,309	$27,650	6.0%	$69,664	$55,451	25.6%
Same Park gross margin (4)	69.1%	68.6%	0.7%	68.0%	67.3%	1.0%
Same Park weighted average occupancy	93.1%	92.2%	1.0%	92.9%	92.0%	1.0%
Non-Same Park weighted average occupancy	82.8%	75.9%	9.1%	81.0%	74.7%	8.4%
Same Park annualized realized rent per square foot (5)	$14.34	$13.98	2.6%	$14.31	$14.09	1.6%

(1)NOI is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)The Company sold one business park located in Milwaukie, Oregon, on February 13, 2015 and five buildings located in Redmond, Washington, on February 27, 2015.  Combined with the business parks in Beaverton, Oregon, and Phoenix, Arizona, sold in 2014 and the assets held for sale in Tempe, Arizona, and Sacramento, California, these assets generated rental income of $978,000 and $2.4 million for the three and six months ended June 30, 2015, respectively, compared to $7.4 million and $14.8 million for the three and six months ended June 30, 2014, respectively.  Cost of operations for the assets held for sale or sold was $427,000 and $1.0 million for the three and six months ended June 30, 2015, respectively, compared to $2.8 million and $5.7 million for the three and six months ended June 30, 2014, respectively.

(3)Senior Management Long-Term Equity Incentive Plan (“LTEIP”).

(4)Computed by dividing Same Park NOI by Same Park rental income.

(5)Represents the annualized Same Park rental income earned per occupied square foot.

Property Dispositions

In July, 2015, the Company disposed of North Pointe Business Park located in Sacramento, California, for net proceeds of $17.4 million.  The parks consist of five multi-tenant flex buildings aggregating 213,000 square feet and was 75.7% leased as of June 30, 2015.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the six months ended June 30, 2015:

Ratio of FFO to fixed charges (1)	16.6x

Ratio of FFO to fixed charges and preferred distributions (1)	3.2x

Debt and preferred equity to total market capitalization (based on
common stock price of $72.15 at June 30, 2015)	33.5%

Available balance under the $250.0 million unsecured credit facility at June 30, 2015	$250.0 million

(1)Fixed charges include interest expense and capitalized interest totaling  $3.6 million.

Distributions Declared

On July 28, 2015, the Board of Directors declared a quarterly dividend of $0.60 per common share, an increase of 20.0%, from $0.50 per common share.  Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on September  30, 2015 to shareholders of record on September 15, 2015.

Series	Dividend Rate	Dividend Declared

Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2015,  the Company wholly owned 28.4 million rentable square feet with approximately 4,900 customers concentrated primarily in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s website is psbusinessparks.com.

A conference call is scheduled for Wednesday,  July 29, 2015, at 8:00 a.m. (PDT) to discuss the second quarter results. The toll free number is (888) 299-3246; the conference ID is 80668254. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 4, 2015 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS

Cash and cash equivalents	$200,194	$152,467

Real estate facilities, at cost:
Land	793,569	793,569
Buildings and improvements	2,200,094	2,182,993
	2,993,663	2,976,562
Accumulated depreciation	(1,036,023)	(991,497)
	1,957,640	1,985,065
Properties held for disposition, net	14,267	25,937
Land and building held for development	26,288	24,442
	1,998,195	2,035,444
Rent receivable, net	4,538	2,838
Deferred rent receivable, net	28,199	26,050
Other assets	8,493	10,315

Total assets	$2,239,619	$2,227,114

LIABILITIES AND EQUITY

Accrued and other liabilities	$70,014	$68,905
Mortgage note payable	250,000	250,000
Total liabilities	320,014	318,905

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
39,800 shares issued and outstanding at
June 30, 2015 and December 31, 2014	995,000	995,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
26,971,885 and 26,919,161 shares issued and outstanding at
June 30, 2015 and December 31, 2014, respectively	268	268
Paid-in capital	714,182	709,008
Cumulative net income	1,306,231	1,244,946
Cumulative distributions	(1,293,133)	(1,235,941)
Total PS Business Parks, Inc.’s shareholders’ equity	1,722,548	1,713,281

Noncontrolling interests:
Common units	197,057	194,928
Total noncontrolling interests	197,057	194,928
Total equity	1,919,605	1,908,209

Total liabilities and equity	$2,239,619	$2,227,114

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Revenues:
Rental income	$92,948	$93,986	$185,263	$189,307
Facility management fees	133	165	280	331
Total operating revenues	93,081	94,151	185,543	189,638
Expenses:
Cost of operations	30,057	31,535	61,803	64,979
Depreciation and amortization	27,025	28,295	53,258	56,736
General and administrative	3,497	3,363	6,896	5,850
Total operating expenses	60,579	63,193	121,957	127,565
Other income and (expense):
Interest and other income	145	95	252	157
Interest and other expense	(3,338)	(3,403)	(6,661)	(6,779)
Total other income and (expense)	(3,193)	(3,308)	(6,409)	(6,622)

Gain on sale of real estate facilities	—	—	12,487	—

Net income	$29,309	$27,650	$69,664	$55,451

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests—common units	$3,016	$2,669	$8,379	$5,372
Total net income allocable to noncontrolling interests	3,016	2,669	8,379	5,372
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	15,122	15,122	30,244	30,244
Restricted stock unit holders	42	33	140	69
Common shareholders	11,129	9,826	30,901	19,766
Total net income allocable to PS Business Parks, Inc.	26,293	24,981	61,285	50,079
	$29,309	$27,650	$69,664	$55,451

Net income per common share:
Basic	$0.41	$0.37	$1.15	$0.74
Diluted	$0.41	$0.36	$1.14	$0.73

Weighted average common shares outstanding:
Basic	26,956	26,899	26,941	26,881
Diluted	27,033	26,999	27,027	26,981

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$11,129	$9,826	$30,901	$19,766
Adjustments:
Gain on sale of real estate facilities	—	—	(12,487)	—
Depreciation and amortization	27,025	28,295	53,258	56,736
Net income allocable to noncontrolling
interests—common units	3,016	2,669	8,379	5,372
Net income allocable to restricted stock unit holders	42	33	140	69
FFO allocable to common and dilutive shares	$41,212	$40,823	$80,191	$81,943

Weighted average common shares outstanding	26,956	26,899	26,941	26,881
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	110	56	114	56
Weighted average common share equivalents outstanding	77	100	86	100
Total common and dilutive shares	34,448	34,360	34,446	34,342

Net income per common share—diluted	$0.41	$0.36	$1.14	$0.73
Depreciation and amortization (2)	0.79	0.83	1.55	1.66
Gain on sale of real estate facilities (2)	—	—	(0.36)	—
FFO per common and dilutive share, as reported (2)	$1.20	$1.19	$2.33	$2.39

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$41,212	$40,823	$80,191	$81,943

Adjustments:
Recurring capital improvements	(2,764)	(2,534)	(3,881)	(3,781)
Tenant improvements	(6,425)	(6,348)	(13,225)	(11,538)
Lease commissions	(2,717)	(1,884)	(4,285)	(5,144)
Straight-line rent	(1,159)	(497)	(2,192)	(1,682)
Non-cash stock compensation expense	213	294	526	666
Long-term equity incentive amortization	2,421	2,374	4,511	3,232
In-place lease adjustment	(352)	(244)	(663)	(441)
Tenant improvement reimbursements, net of lease incentives	(543)	(401)	(940)	(839)
Capitalized interest	(271)	(233)	(531)	(457)
FAD	$29,615	$31,350	$59,511	$61,959

Distributions to common and dilutive shares	$17,193	$17,135	$34,372	$34,267

Distribution payout ratio	58.1%	54.7%	57.8%	55.3%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests—common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.